Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 for the Cortland Savings and Banking 401 (k) Plan and Form S-3 for the Cortland Bancorp Dividend Reinvestment Plan of our report dated January 30, 2004 on the 2003 consolidated financial statements of Cortland Bancorp and subsidiaries, which report is incorporated by reference in this Form 10-K.

Youngstown, Ohio	/s/ PACKER THOMAS
March 12, 2004